Exhibit 10(q)

SECOND AMENDMENT

THIS SUPPLEMENTAL AGREEMENT is made this 28th day of December, 2009 by and between NORTH CAROLINA RAILROAD COMPANY (hereinafter "NCRR"), a North Carolina corporation, and NORFOLK SOUTHERN RAILWAY COMPANY (hereinafter "NSR"), a Virginia corporation.

            WITNESSETH:

            WHEREAS, NCRR and NSR entered into a Master Agreement ("Agreement") dated July 27, 1999 about the terms for the continued use by NSR of the property of NCRR as well as other matters;

            WHEREAS, Section 19 of the Agreement provided that Exhibit C of the Agreement was to detail how NCRR and NSR were to handle the management, administration and control of new and existing third party license, lease and other agreements that concerned NCRR-owned property or right of way; and

            WHEREAS, NCRR and NSR entered into a First Amendment ("First Amendment") dated March 19, 2007 to substitute a new Exhibit C and C-1 for the one originally contained in the Agreement; and

            WHEREAS, NCRR and NSR now wish to substitute a new Exhibit C for the Exhibits C and C-1 created by the First Amendment;

            NOW, THEREFORE, the parties hereto agree that the Agreement as heretofore amended is hereby additionally amended as follows but not otherwise:

1.         In Section 19(a), line three, of the Agreement, the phrase "Exhibits C and C-1" is deleted, and in lieu thereof, the phrase "Exhibit C" is inserted.

2.         Exhibits C and C-1 of the Agreement as modified by the First Amendment is deleted and in lieu thereof, inserted is a new Exhibit C, attached hereto and made a part hereof.

                        3.         This Second Amendment shall be effective on November 1, 2009.

4.         Except as amended hereby, the said Agreement as previously amended and as amended by this Second Amendment remains in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Second

Amendment in duplicate, each part being an original, as of the date hereinabove first recited.

In presence of:                                                NORTH CAROLINA RAILROAD COMPANY

_____________________________              By:__/s/ Scott M. Saylor_______________

As to NCRR                                                   Title: __President_____________________

In presence of:                                                NORTH SOUTHERN RAILWAY COMPANY

_____________________________            By:_/s/ F. Blair Wimbush_______________

As to NSR                                                     Title: __Vice President_________________

NCRR.NSR.Second Amendment.doc (7/14/09)